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                                                                   EXHIBIT 3.1.5


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             COMMODORE MEDIA, INC.

                        (Incorporated on August 5, 1980)

              (Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware)

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         Commodore Media, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

         FIRST, that the board of directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware:

                 RESOLVED, that the Board of Directors of the Corporation deems and declares advisable an amendment to the Certificate of Incorporation of the Corporation to amend Article One to read in its entirety as follows; and that such amendment be submitted to the sole stockholder of the Corporation for its consideration and approval:

                                  ARTICLE ONE

         The name of the corporation is Capstar Radio Broadcasting Partners, Inc. (the "Corporation").

         SECOND, that in lieu of a meeting and vote of the sole stockholder, the sole stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

         THIRD, that the previously stated amendment to the Certificate of Incorporation of the Corporation was duly adopted by the sole stockholder of the Corporation in accordance with the provisions of Section 242 and of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 30th day of April, 1997.


                                    COMMODORE MEDIA, INC.


                                    By: /s/ ERIC C. NEUMAN
                                        --------------------------------------
                                            Eric C. Neuman
                                            Vice President